UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): July 28, 2020

Griffin-American Healthcare REIT III, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-55434	46-1749436
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18191 Von Karman Avenue, Suite 300 Irvine, California		92612
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (949) 270-9200
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information reported in Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously reported in our Current Report on Form 8-K filed on January 31, 2019, we, through Griffin-American Healthcare REIT III Holdings, LP, or our operating partnership, as borrower, and certain of our subsidiaries, or the subsidiary guarantors, and us, collectively as guarantors, entered into a credit agreement, or the 2019 Credit Agreement, on January 25, 2019, with Bank of America, N.A., or Bank of America, KeyBank, National Association, or KeyBank, Citizens Bank, National Association, or Citizens Bank, and a syndicate of other banks, as lenders, and obtained a credit facility with an aggregate maximum principal amount of $630,000,000, or the 2019 Credit Facility. The 2019 Credit Facility consisted of a senior unsecured revolving credit facility in the aggregate amount of $150,000,000, a senior unsecured term loan facility in the aggregate amount of $480,000,000, up to $25,000,000 in the form of standby letters of credit and up to $25,000,000 in the form of swing line loans. The 2019 Credit Facility matures on January 25, 2022, and may be extended for one 12-month period during the term of the 2019 Credit Agreement, subject to satisfaction of certain conditions.

On July 28, 2020, we entered into a First Amendment to the 2019 Credit Agreement, or the Amendment, with Bank of America, as administrative agent, a swing line lender and a letter of credit issuer; KeyBank, as syndication agent, a swing line lender and a letter of credit issuer; Citizens Bank, as a syndication agent, a swing line lender, a letter of credit issuer, a joint lead arranger and joint bookrunner; BofA Securities, Inc., as a joint lead arranger and joint bookrunner; KeyBanc Capital Markets, as a joint lead arranger and joint bookrunner; Fifth Third Bank, an Ohio Banking Corporation, as documentation agent; and a syndicate of other banks, as lenders named therein; and the subsidiary guarantors. The material terms of the Amendment provide for, including among other things, the following (with capitalized terms having the meaning as defined in the 2019 Credit Agreement, unless otherwise defined herein): (i) revisions to financial covenant calculations to exclude the assets, liabilities and operating performance of our indirect, majority-owned subsidiary, Trilogy REIT Holdings, LLC or any subsidiary thereof; (ii) the inclusion of a covenant modification period beginning on June 30, 2020 continuing through the earlier of (a) June 30, 2021, or (b) the date we deliver written notice to end the covenant modification period, subject to certain conditions, or the First Amendment Period; (iii) an increased Consolidated Leverage Ratio equal to or less than 65.0% during the First Amendment Period; (iv) changes to the applicable interest rate based on revisions to the Consolidated Leverage Ratio pricing grid; (v) an increased Consolidated Unencumbered Leverage Ratio equal to or less than 65.0% during the First Amendment Period; (vi) revisions to the Consolidated Tangible Net Worth and EBITDAR coverage requirements; (vii) the inclusion of a LIBOR floor, provided that the Term Loan Hedged Portion of the Term Loans shall not be subject to such floor; (viii) our operating partnership to pledge the equity interests in each direct and indirect subsidiary that owns an unencumbered asset; (ix) the removal of swing line loans; (x) updates regarding restrictions and limitations on certain investments during the remainder of the term of the 2019 Credit Facility; (xi) clarifications regarding events triggering a Fundamental Change; (xii) a restriction on the payment of distributions and share repurchases during the First Amendment Period; and (xiii) a lender fee. Notwithstanding the foregoing, the Amendment provides that we can opt out of these modifications based on our written irrevocable election to end the First Amendment Period.

As of July 28, 2020, the aggregate borrowing capacity under the 2019 Credit Facility was $630,000,000 and there were $591,000,000 in borrowings outstanding.

The material terms of the Amendment are qualified in their entirety by the agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. Except as modified by the Amendment, the material terms of the 2019 Credit Agreement remain in full force and effect.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1
First Amendment to Credit Agreement by and among Griffin-American Healthcare REIT III Holdings, LP, Griffin-American Healthcare REIT III, Inc., Subsidiary Guarantors, Lenders and Bank of America, N.A., dated July 28, 2020

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin-American Healthcare REIT III, Inc.

August 3, 2020	By: /s/ Jeffrey T. Hanson
Name: Jeffrey T. Hanson
Title: Chief Executive Officer